INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this "**Agreement**") is made as of the 24th day of April, 2007, by and among COMVEST INVESTMENT PARTNERS III, L.P., DR. AROL BUNTZMAN, DR. JOHN McGRATH, JOSEPH ALPERIN and STEVEN SCHWARTZ (individually and collectively referred to herein as "**Junior Creditor**"), EVCI CAREER COLLEGES HOLDINGS CORP. ("**Borrower**"), and HARRIS N.A. ("**Senior Creditor**").

BACKGROUND

A. Borrower, Interboro Institute, Inc. ("**Interboro**"), Interboro Holding, Inc. ("**Holding**"), Pennsylvania School of Business, Inc. ("**PSB**"), Technical Career Institutes, Inc. ("**TCI**" and together with Interboro, Holding and PSB, "**Guarantors**") and Senior Creditor entered into a Credit Agreement dated as of September 16, 2005 (the "**Original Credit Agreement**"; terms used but not defined in this Background section shall have the respective meanings ascribed to them in **Section 1** hereof) pursuant to which Senior Creditor made available to Borrower a term loan in the original principal amount of $13,000,000 and a revolving credit facility in the maximum principal amount of $3,000,000. Pursuant to the Amended and Restated Credit Agreement among Borrower, Guarantors and Senior Creditor dated as of September 16, 2005 and amended and restated as of March 31, 2006 (as amended prior to the date hereof, the "**Amended Credit Agreement**"), the revolving credit facility was reduced to the maximum principal amount of $2,000,000, certain events of default were waived and the Original Credit Agreement was otherwise amended and restated. Borrower has requested that Senior Creditor enter into a Second Amended and Restated Credit Agreement pursuant to which, among other things, (i) the revolving credit facility will be increased to $5,000,000, (ii) Senior Creditor will consent to the issuance of the Junior Note, the execution and delivery by Borrower and Guarantors of the Purchase Agreement and the consummation of the transactions contemplated therein and (iii) waive certain events of default under the Amended Credit Agreement.

B. The Senior Creditor Debt is secured by, among other things, a first priority lien and security interest in and on the Senior Creditor Collateral.

C. Borrower has requested that Junior Creditor enter into a Securities Purchase Agreement pursuant to which, among other things, Borrower will issue and Junior Creditor will purchase Secured Promissory Notes in the aggregate principal amount of $9,784,739.

D. The Junior Creditor Debt is or may be secured by a junior security interest in and/or lien on the Junior Creditor Collateral, which includes some or all of the Senior Creditor Collateral.

E. The Senior Creditor and Junior Creditor desire to agree upon and set forth the priority of payment of the indebtedness by Borrower and their respective security interests in and/or liens on the Collateral.

NOW, THEREFORE, the parties hereto, as an inducement for each of Senior Creditor and Junior Creditor to extend and maintain credit to Borrower, and with the understanding that each of Senior Creditor and Junior Creditor is relying upon the provisions of this Agreement and intending to be legally bound hereby, agree as follows:

1. **<u>Definitions.</u>** The following words and phrases as used in capitalized form in this Agreement, whether in singular or plural, shall have the meanings indicated:

(a) **"Amended Credit Agreement"** shall have the meaning set forth in the Background section hereof

(b) **"Bankruptcy Code"** shall mean the United States Bankruptcy Code, as amended from time to time.

(c) **"Borrower"** shall mean Borrower as defined in the introductory paragraph hereof and any other Person that becomes a borrower under the Senior Debt Documents and such Person's successors and assigns.

(d) **"Collateral"** is defined in **<u>Section 8(a)</u>**.

(e) **"Collateral Enforcement Action"** shall mean (i) as to Senior Creditor, the exercise of any rights and remedies with respect to any of its Collateral securing the Senior Debt or the commencement or prosecution of enforcement of any of the rights and remedies under, the Senior Debt Documents or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code, and (ii) as to Junior Creditor, the exercise of any rights and remedies with respect to any of its Collateral securing the Subordinated Debt or the commencement or prosecution of enforcement of any of the rights and remedies under, the Security Agreement or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.

(f) **"Commence Legal Action"** shall mean (i) as to Senior Creditor, asserting, participating in or bringing any sort of action, suit or proceeding (including without limitation any insolvency proceeding) either at law or in equity for the enforcement, collection or realization of all, or any part of, the Senior Debt, and (ii) as to Junior Creditor, asserting, participating in or bringing any sort of action, suit or proceeding (including without limitation any insolvency proceeding) either at law or in equity for the enforcement, collection or realization of all, or any part of, the Subordinated Debt. "**Commencing Legal Action**" and "**Commenced Legal Action**" shall have the same meaning as Commence Legal Action.

(g) **"Credit Agreement"** shall mean that certain Second Amended and Restated Credit Agreement, dated as of the date hereof, between Borrower and Senior Creditor, as the same may from time to time be amended, restated, refinanced or otherwise modified.

(h) **"Guarantor"** shall mean Guarantors as defined in the Background section hereof and any other Person that becomes a guarantor under the Senior Debt Documents and such Person's successors and assigns.

(i) **"Holding"** shall have the meaning set forth in the Background section hereof

(j) **"Interboro"** shall have the meaning set forth in the Background section hereof

(k) **"Junior Creditor Warrant"** shall mean the warrants issued by Borrower to Junior Creditor and exercisable for 27,500,000 shares of common stock of Borrower, subject to adjustment as provided therein, as the same may from time to time be amended.

(l) **"Loan Party"** or **"Loan Parties"** shall mean, individually or collectively, Borrower, Guarantors and any other subsidiary of Borrower that is now or hereafter becomes a party to any of the Senior Debt Documents, and their respective successors and assigns.

(m) **"Maximum Senior Principal"** is defined in **Section 7**.

(n) **"Original Credit Agreement"** shall have the meaning set forth in the Background section hereof

(o) **"Proceeding"** is defined in **Section 3(b)**.

(p) **"PSB"** shall have the meaning set forth in the Background section hereof

(q) **"Purchase Agreement"** shall mean that certain Securities Purchase Agreement between Borrower and Junior Creditor dated as of the date hereof, as the same may from time to time be amended in accordance herewith.

(r) **"Security Agreement"** shall mean that certain Security Agreement between Borrower, Guarantors and Junior Creditor dated as of the date hereof, as the same may from time to time be amended.

(s) **"Senior Debt"** shall mean all liabilities and obligations of any nature, whether primary, secondary, absolute, contingent, sole, joint, several or joint and several, including without limitation any existing and future obligations under or in connection with any swap agreements (as defined in 11 U.S.C, § 101) with Senior Creditor, and all interest thereon (whether or not such interest is enforceable or recoverable in any bankruptcy or similar proceeding) and all fees, costs and expenses (including attorney's fees and legal expenses) related thereto, now or at any time or times hereafter existing, contracted or incurred, of or by Borrower and/or the other Loan Parties to Senior Creditor and all increases, decreases, extensions, amendments, replacements and renewals of any of such liabilities and obligations; provided, however, that Senior Debt shall not include any indebtedness, liability or other obligation of Borrower or any Loan Party which is acquired (whether by purchase, assignment or otherwise) by Senior Creditor from any third person, or any interest or fee thereon or any extension, renewal or replacement thereof. Notwithstanding anything to the contrary contained herein, the principal amount of the Senior Debt shall at no time exceed the Maximum Senior Principal.

(t) **"Senior Debt Documents"** shall mean the Credit Agreement and any other agreement, document or instrument executed in connection with the Senior Debt, as any of the foregoing may from time to time be amended, restated, refinanced, or otherwise modified (subject to any express limitations contained in this Agreement).

(u) **"Senior Debt Event of Default"** is defined in **Section 4(a)**.

(v) **"Standstill Period"** is defined in **Section 5(c)**.

(w) **"Subordinated Debt"** shall mean all liabilities and obligations of any nature, whether primary, secondary, absolute, contingent, sole, joint, several or joint and several, and all interest thereon and all fees, costs and expenses (including attorney's fees and legal expenses) related thereto, now or at any time or times hereafter existing, contracted or incurred, by Borrower or the Guarantors to Junior Creditor, arising under the Purchase Agreement, Security Agreement and/or Subordinated Note.

(x) **"Subordinated Debt Default Notice"** is defined in **Section 5(a)(iv)**.

(y) **"Subordinated Debt Documents"** shall mean the Subordinated Note, the Purchase Agreement and any other agreement, document or instrument executed in connection with the Subordinated Debt, as any of the foregoing may from time to time be amended, restated, refinanced, or otherwise modified.

(z) **"Subordinated Note"** shall mean those certain Senior Subordinated Notes executed and delivered by Borrower to Junior Creditor dated as of the date hereof in the aggregate principal amount of $9,784,739 and any subsequent Senior Subordinated Notes issued in accordance with the Subordinated Note or the Purchase Agreement, as the same may from time to time be amended.

(aa) **"Suspension Notice"** is defined in **Section 4(a)**.

(bb) **"Suspension Period"** is defined in **Section 4(b)**.

(cc) **"TCI"** shall have the meaning set forth in the Background section hereof.

2. Subordination.

(a) Junior Creditor subordinates all Subordinated Debt and all claims and demands arising therefrom to all the Senior Debt. Junior Creditor and Borrower agree that unless expressly authorized under the terms of this Agreement: (i) all of the Senior Debt shall be paid before Junior Creditor shall be paid anything (of any kind or character) on account of the principal of or interest on any Subordinated Debt or any other sums payable in connection therewith and (ii) until all of the Senior Debt is indefeasibly paid in full and all commitments of Senior Creditor to make loans or advances thereunder are fully and finally terminated, Borrower will not make, and Junior Creditor will not demand or accept, either directly or indirectly, payment (of any kind or character) of all or any part of the Subordinated Debt without the prior written consent of Senior Creditor. The Senior Debt shall not be deemed to have been indefeasibly paid in full unless the Senior Creditor has unconditionally and irrevocably received payment of the Senior Debt and all commitments of Senior Creditor to make loans or advances thereunder have been fully and finally terminated.

(b) The right of Senior Creditor to enforce the subordination provisions and any other provisions hereof shall not in any way be prejudiced or impaired by any act or failure to act on the part of Senior Creditor, Borrower, any Guarantor or Junior Creditor, or by any noncompliance by Borrower, any Guarantor or the Junior Creditor with the terms, provisions and covenants of this Agreement.

(c) Nothing in this Agreement shall interfere with the rights of any Junior Creditor to

exercise the Junior Creditor Warrant, exercise any rights under the Subordinated Note or Purchase Agreement to convert the Subordinated Note to equity securities of Borrower, and to seek specific performance of such exercise rights.

3. In Furtherance of Subordination.

(a) Upon any distribution of any of the assets of Borrower or any Loan Party or any collateral securing the Subordinated Debt, upon or in connection with any dissolution, winding up, liquidation, arrangement or reorganization of Borrower or any other Loan Party, or upon any assignment for the benefit of creditors or any other marshalling of the assets and/or liabilities of Borrower or any other Loan Party, any payment, dividend or distribution of any kind (whether in cash, securities or other property) which would otherwise be payable or deliverable with respect to the Subordinated Debt, shall be paid or delivered directly to Senior Creditor for application (in the case of cash) to, or as collateral (in the case of securities or other property) for, the Senior Debt.

(b) If any proceeding described in subsection (a) (a **"Proceeding"**) is commenced, Junior Creditor irrevocably authorizes Senior Creditor to file a proof of claim on behalf of Junior Creditor with respect to the Subordinated Debt if Junior Creditor fails to file proof of its claims prior to 10 days before the expiration of the time period during which such claims must be submitted, to accept and receive all payments, dividends and distributions referred to in subsection (a) in an amount not in excess of the Senior Debt then outstanding, and to take such other action as may be reasonably necessary to effectuate the foregoing. Senior Creditor is granted a power of attorney by Junior Creditor with full power of substitution to execute and file such documentation and take any other action Senior Creditor may reasonably deem advisable to accomplish the foregoing. Such power being coupled with an interest is irrevocable until the Senior Debt is indefeasibly paid in full. The Junior Creditor shall retain the right to vote its claims and otherwise act in any such proceeding relative to the Borrower or any other Loan Party (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition, or extension), however, the Junior Creditor shall not take any action or vote in such Proceeding in any way so as to (i) contest the validity or the enforceability of the Senior Debt, or the liens and security interests to the extent granted to Senior Creditor with respect to the Senior Debt, (ii) contest the rights and duties of Senior Creditor established in the documentation evidencing the Senior Debt or any security documents with respect to such liens and security interests, (iii) contest the validity or enforceability of this Agreement or any agreement or instrument to the extent evidencing or relating to the Senior Debt, (iv) object to any proposal by the Senior Creditor to provide debtor-in-possession financing or (v) approve any plan that does not provide for the payment in full of the Senior Debt on the effective date of the plan; provided, that Junior Creditor shall not be limited in any manner with respect to voting any shares or other equity interests of Borrower

(c) In the event that (i) the total amount of all cash payments actually received by Senior Creditor related to the Subordinated Debt or from any other source exceeds all of the Senior Debt; (ii) Senior Creditor has no further agreement or understanding with Borrower pursuant to which Senior Creditor may extend credit to Borrower; and (iii) any such cash payment received by Senior Creditor may no longer be set aside as preferential under any federal or state bankruptcy law, then Senior Creditor shall reassign to Junior Creditor, without recourse or representation, the remaining balance due under the Subordinated Debt and all collateral and

guaranties securing the Subordinated Debt, or make such other disposition thereof as may be required by applicable law or court order.

4. Payments to Junior Creditor.

(a) Notwithstanding anything to the contrary stated herein, the Borrower may make payments in kind, whether of interest, fees, expenses or other amounts in respect of the Subordinated Debt, at any time and from time to time. Notwithstanding anything to the contrary stated herein, the Borrower may make: (i) cash payments of interest, strictly in accordance with the terms and provisions of the Subordinated Note as in effect on the date hereof if and as permitted by the Credit Agreement, and (ii) cash payments of out-of-pocket expenses of Junior Creditor incurred in connection with the issuance of any Letter(s) of Credit (as such term is defined in the Purchase Agreement) and the Junior Creditor may demand, receive and retain said payments unless Senior Creditor has given written notice to the Junior Creditor (a **"Suspension Notice"**) that an event of default has occurred and is continuing in connection with the Senior Debt (a **"Senior Debt Event of Default"**) and specifically stating that such notice is a Suspension Notice. Subject to **Section 5(c)**, upon receipt of a Suspension Notice, and at all times thereafter during the applicable Suspension Period, (i) the Junior Creditor may not take, demand, receive or accelerate any payment of the Subordinated Debt and none of the Borrower or other Loan Parties shall give, make or permit any such payment, and (ii) the Junior Creditor shall not Commence Legal Action or commence any Collateral Enforcement Action. In the event the Senior Debt Event of Default has been waived in writing by Senior Creditor or cured to Senior Creditor's satisfaction, Senior Creditor shall so notify the Junior Creditor and the Borrower in writing and the suspended payments may resume. Such resumed payments shall be subject to all of the terms and provisions of this Agreement.

(b) **"Suspension Period"** shall mean a period not to exceed the lesser of (i)120 consecutive days or (ii) the date all existing Senior Debt Events of Default have been cured to the reasonable satisfaction of Senior Creditor, during which Junior Creditor is prohibited from demanding, receiving or accelerating any payment of the Subordinated Debt, Commencing Legal Action or commencing any Collateral Enforcement Action following receipt of a Suspension Notice pursuant to **Section 4(a)**. With respect to Suspension Notice(s), it is hereby understood and agreed that upon the expiration of any Suspension Period no new Suspension Period may be instituted on the basis of the same facts that gave rise to the Senior Debt Event of Default that precipitated the Suspension Period then expiring.

5. Limitations on Junior Creditor's Rights.

(a) Without the prior written consent of Senior Creditor, except as expressly set forth in **Section 5(b)** below, Junior Creditor agrees that it will not: (i) demand or accelerate any of the Subordinated Debt, (ii) Commence Legal Action, take any Collateral Enforcement Action or institute any court proceedings against Borrower or any Loan Party to collect any Subordinated Debt, (iii) exercise any right or remedy against the assets of Borrower or any other Loan Party, or (iv) amend or modify, alter or increase the terms of any of the Subordinated Debt if the effect of such amendment is to increase the principal due to Junior Creditor except as expressly permitted in the Purchase Agreement or the Subordinated Note, in either case, as in effect on the date hereof, make the maturity date or payment dates earlier, accelerate payments due to Junior Creditor, increase the interest rates or make any covenant more restrictive or add covenants or

events of default. Upon the occurrence and during the continuance of a Senior Debt Event of Default, the Senior Creditor may Commence Legal Actions and take and continue any Collateral Enforcement Action with respect to the Senior Debt and the Collateral in such order and manner as it may determine in its sole discretion.

(b) Junior Creditor may accelerate the Subordinated Debt, Commence Legal Action and take any Collateral Enforcement Action against Borrower or the other Loan Parties to collect the Subordinated Debt only upon the occurrence of any of the following:

(i) Any Borrower or other Loan Party commences or has commenced against it (other than by the Junior Creditor) any bankruptcy or other insolvency proceeding, or any receivership, liquidation, reorganization or other similar proceeding (provided that any such involuntary bankruptcy or other insolvency proceeding which is commenced against a Borrower or other Loan Party is not dismissed or discharged within 60 days after commencement thereof).

(ii) Senior Creditor accelerates the Senior Debt and Commences Legal Action or takes a Collateral Enforcement Action to collect the Senior Debt; provided, however, that any amount received by Junior Creditor as a result of any acceleration whether permitted under this Agreement or otherwise, prior to payment in full of the Senior Debt, shall be held in trust and paid to Senior Creditor in accordance with the provisions of this Agreement.

(iii) The applicable Suspension Period expires and Borrower has not paid Junior Creditor all scheduled interest payments then due which are permitted to be paid under the Credit Agreement and any other payment permitted to be paid in cash to Junior Creditor pursuant to **Section 4(a)** hereof.

(iv) There is an event of default with respect to the Subordinated Debt, Junior Creditor notifies Senior Creditor of such event of default (a **"Subordinated Debt Default Notice"**), 120 days elapse following receipt of such Subordinated Debt Default Notice, and the event of default has not been cured by Borrower or waived by Junior Creditor during such period. The issuance by Senior Creditor of a Suspension Notice shall not toll or extend the 120 day period set forth in this paragraph (iv).

(c) In no event will a Suspension Period and/or Standstill Period be in effect for more than 120 days in any 365 day period. For purposes hereof, **"Standstill Period"** shall mean any period(s) following delivery of a Subordinated Debt Default Notice under **Section 5(b)(iv)** during which Junior Creditor is prohibited by the terms hereof from accelerating the Subordinated Debt, commencing a Collateral Enforcement Action and Commencing Legal Action. In no event shall there be more than five (5) Suspension Periods and/or Standstill Periods while this Agreement is in effect.

(d) If Junior Creditor Commences Legal Action or commences a Collateral Enforcement Action under **Section 5(b)**, Junior Creditor agrees that (i) all proceeds from such Commenced Legal Action or Collateral Enforcement Action shall be applied first to repay the Senior Debt; and (ii) if the Senior Creditor thereafter elects to Commence Legal Action or commence Collateral Enforcement Actions, the Senior Creditor shall thereafter, so long as the Senior Creditor is actively pursuing such actions, have the exclusive right to Commence Legal Action and to take and continue Collateral Enforcement Actions.

6. **Payments Held In Trust.** In the event that Junior Creditor receives any dividend, distribution or payment (of any kind or character) on account of any Subordinated Debt or security therefor in violation of this Agreement, Junior Creditor will (a) not credit such payments against the Subordinated Debt, (b) notify Senior Creditor immediately thereof, and (c) receive the same in trust for Senior Creditor and will immediately pay and deliver the same to Senior Creditor in precisely the form received, except for any requisite endorsement or assignment, which Junior Creditor will make and authorizes Senior Creditor or any of its officers or employees to make in the event that Junior Creditor does not make the same. Senior Creditor will apply any such moneys so received by it in reduction of the Senior Debt and will hold any property other than money so received by it as collateral security therefor.

7. **Senior Creditor's Rights.** Without notice to Junior Creditor and without affecting or releasing any obligation or agreement of Junior Creditor under this Agreement or the subordination provided herein, Senior Creditor may at any time or times do any of the following with respect to any of the Senior Debt (subject to the last sentence of this Section): (a) amend, modify, alter or waive any of the terms thereof or any of the documents executed in connection therewith, (b) renew or extend the time for payment of all or any part thereof, (c) increase or decrease the amount thereof, (d) accept collateral security or guaranties therefor and sell, exchange, fail to perfect, release or otherwise deal with all or any part of any such collateral or guaranties, (e) release any party primarily or secondarily obligated thereon, (f) grant indulgences and take or refrain from taking any action with regard to the collection or enforcement thereof, and (g) take any action which might otherwise constitute a defense to or a discharge of Borrower or any Guarantor. Nothing contained in this Agreement shall impair any right of Senior Creditor with respect to any of the Senior Debt or any collateral security or guaranties therefor or the proceeds thereof. The Senior Creditor shall not, without the consent of Junior Creditor: (i) shorten the final maturity date with respect to any Senior Debt except by acceleration in accordance with the terms of such Senior Debt, (ii) extend the final maturity date of the Senior Debt past the final maturity date of the Subordinated Notes, (iii) increase the principal amount of the Senior Debt to an amount in excess of $12,500,000 less any scheduled principal amortization payments on the Term Loan (as such term is defined in the Credit Agreement) made (whether or not timely made) by Borrower after the date hereof (the **"Maximum Senior Principal"**), (iv) increase the interest rate margin applicable to the Senior Debt on the date hereof (including the margin applicable to the default rate) by more than 1.5% per annum, or (v) impose any express restriction on Borrower's ability to make payments in respect of the Subordinated Debt in accordance with its terms which are more onerous than the restrictions contained in this Agreement or as otherwise agreed to in writing by the Junior Creditor.

8. **Collateral Priority**.

(a) Both Senior Creditor and Junior Creditor have been granted liens on and/or security interests in various assets of Borrower and Guarantors (**"Collateral"**). Notwithstanding (i) the timing, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or the Senior Debt Documents or the Security Agreement, Purchase Agreement, the Subordinated Note or any other document with respect to the Subordinated Debt and (iii) the fact that any such liens in favor of Senior Creditor are otherwise subordinated, voided, avoided or invalidated, Junior

Creditor acknowledges and agrees that Junior Creditor's Collateral shall be junior and subordinate to the Collateral of Senior Creditor. Any proceeds received by Junior Creditor on account of its Collateral, whether pursuant to a Collateral Enforcement Action or otherwise, shall be held in trust, and remitted in kind, to Senior Creditor until the Senior Debt has been paid and satisfied in full.

(b) Junior Creditor shall not object to or contest, or support any other Person in contesting or objecting to, in any Proceeding, the validity, extent, perfection, priority or enforceability of Senior Creditor's Collateral. Notwithstanding any failure by Senior Creditor to perfect its Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the Collateral granted to Senior Creditor, the priority and rights as between the Senior Creditor and Junior Creditor with respect to the Collateral shall be as set forth herein.

9. <u>Representations.</u> Junior Creditor represents to Senior Creditor that:

(a) Junior Creditor is the owner and holder of the Purchase Agreement and Subordinated Note, which have not been transferred or encumbered. The copies of the Purchase Agreement, Subordinated Note and the Security Agreement provided to Senior Creditor are true and complete copies of such agreements;

(b) The execution, delivery and performance by Junior Creditor of this Agreement, the consummation of the transactions contemplated herein and the fulfillment and compliance with the respective terms, conditions and provisions contained herein: (i) have been duly authorized by all necessary action of Junior Creditor, and (ii) will not conflict with or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or, ordinance, or Junior Creditor's organizational or governing documents or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, by which Junior Creditor is bound or affected;

(c) This Agreement has been duly executed and delivered by Junior Creditor and constitutes the valid and binding obligation of Junior Creditor, enforceable against Junior Creditor in accordance with its terms; and

(d) No consent, approval or authorization of or designation, declaration or filing with any governmental authority is required in connection with the execution, delivery or performance by Junior Creditor of this Agreement.

Senior Creditor represents to Junior Creditor that this Agreement has been duly executed and delivered by Senior Creditor and constitutes the valid and binding obligation of Senior Creditor, enforceable against Senior Creditor in accordance with its terms.

10. <u>Covenants.</u>

(a) Junior Creditor will give Senior Creditor prompt written notice upon obtaining knowledge of any event of default under the Subordinated Debt.

(b) Senior Creditor will give Junior Creditor written notice upon obtaining knowledge of any Senior Debt Event of Default, provided that any such notice shall not constitute a Suspension Notice unless expressly stated to constitute a Suspension Notice.

(c) (1) Upon 10 business days notice from ComVest Investment Partners III, L.P. (**"ComVest"**) (or such shorter notice as is acceptable to Senior Creditor), Senior Creditor shall sell and assign to ComVest or its designated Affiliate the Senior Debt held by Senior Creditor and its security interests in any Collateral without representation or warranty of any kind or nature (excluding the representation that Senior Creditor owns the assigned Senior Debt and security interests and has the right to sell and assign such Senior Debt and security interests to ComVest) for a purchase price equal to the outstanding principal balance of the Senior Debt held by Senior Creditor, all accrued and unpaid interest thereon and all fees and costs due and owing to Senior Creditor under the Senior Debt Documents payable in immediately available funds. Except as set forth in the immediately following paragraph, nothing contained herein shall prevent or prohibit Senior Creditor from selling or assigning all or any portion of the Senior Debt at any time prior to the receipt of the notice referred to in the foregoing sentence or, in the event such notice has been received, but ComVest has failed to tender payment in full within 15 business days of such notice.

(2) If the Senior Creditor receives a *bona fide* offer to purchase any or all of the Senior Debt (a **"Senior Debt Offer"**) from any person, and the Senior Creditor wishes to sell the Senior Debt or any portion thereof pursuant to such Senior Debt Offer, the Senior Creditor shall give ComVest written notice (an **"Offer Notice"**) at least 10 business days prior to the closing of such sale. Such Offer Notice shall describe in reasonable detail the terms of such Senior Debt Offer, including the principal of the Senior Debt that is proposed to be transferred (the **"Offered Principal"**) and the cash price to be paid (the **"Offer Price"**). During the 5 business day period following the receipt of such Offer Notice (such 5th business day, the **"Offer Date"**), ComVest shall have the right to purchase, at the Offer Price, the Offered Principal, by delivery of a written reply notice (an **"Acceptance"**) to the Senior Creditor setting forth (x) its irrevocable election to purchase the Offered Principal, (y) closing arrangements and (z) a closing date not more than 5 business days following the Offer Date. An Acceptance shall constitute a binding commitment of ComVest to purchase the Offered Principal set forth in its Acceptance at the Offer Price. If there has not been a timely election by ComVest to purchase all of the Offered Principal in accordance with the foregoing, then for a period of 120 days immediately following the Offer Date, the Senior Creditor may sell the Offered Principal for cash only at a price not less than the Offer Price. If such sale is not made within such period or is to be made at a price that is less than the Offer Price, no sale of the Senior Debt or any portion thereof shall be made unless and until a further application of the procedure set forth in this subsection shall have been made with respect to any such sale of Senior Debt.

Notwithstanding anything to the contrary contained herein, no transferee or assignee of Senior Creditor shall be bound by this **Section 10(c)**. The rights of ComVest in this section may not be assigned.

11. Subordination Legend. Junior Creditor and Borrower shall cause each instrument or agreement that at any time evidences or secures all or any portion of the Subordinated Debt, including, without limitation, the Subordinated Note, to be conspicuously marked as follows:

"This instrument is subject to the terms of an Intercreditor Agreement dated April ___, 2007 in favor of Harris N.A., which Intercreditor Agreement is incorporated herein by reference. Notwithstanding any contrary statement contained in the within instrument, no payment on account of the principal or interest hereof shall become due or be paid and no actions shall be taken hereunder except in accordance with the terms of such Intercreditor Agreement."

12. **Bailee**. Junior Creditor hereby appoints Senior Creditor as its agent and Senior Creditor hereby agrees to act as agent for Junior Creditor solely for the purpose of perfecting Junior Creditor's security interests in and on any of the Collateral which may now or hereafter be in the possession or control of Senior Creditor (including any cash collateral on deposit with Senior Creditor); provided that (i) Senior Creditor makes no representation or warranty that any such possession or control of Collateral by Senior Creditor is sufficient to effect such perfection of Junior Creditor's security interests in and on any of the Collateral, and (ii) Senior Creditor shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral. Junior Creditor hereby waives and releases Senior Creditor from all claims and liabilities arising pursuant to Senior Creditor's role as bailee with respect to the Collateral so long as Senior Creditor shall use the same degree of care with respect thereto as Senior Creditor uses for similar property pledged to Senior Creditor as collateral for indebtedness of others to Senior Creditor. Borrower and the Loan Parties agree that to the extent Senior Creditor is in possession or control of any Collateral, Senior Creditor is hereby authorized to and may turn over to Junior Creditor upon request therefor any such Collateral after all Senior Debt has been fully and indefeasibly paid and Senior Creditor has no obligation to extend any loans or other credit to Borrower or any other Loan Party.

13. **Assignment.** Junior Creditor shall not assign or transfer the Subordinated Debt without (i) prior notice to Senior Creditor and (ii) such assignment or transfer being made expressly subject to the terms of this Agreement.

14. **Termination.** This Agreement will terminate upon the indefeasible repayment in full of the Senior Debt and the final termination of any and all commitments of Senior Creditor to extend credit to Borrower. To the extent any payment or payments of any Senior Debt or any Subordinated Debt received by Senior Creditor are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver or other person or entity under any bankruptcy act, state or federal law, common law or equitable cause, then this Agreement will be revived and continue in full force and effect.

15. **Waivers**.

(a) Junior Creditor agrees that ten (10) days notice prior to any disposition of any assets of Borrower or any Guarantor or any Collateral securing any of the Senior Debt shall be reasonable. Junior Creditor agrees not to interfere with any disposition of assets of Borrower or any Guarantor or any Collateral securing any of the Senior Debt by or at the direction of Senior Creditor.

(b) Junior Creditor waives any right to require the Senior Creditor to marshall any

assets of Borrower, any Loan Party or any other guarantor.

(c) Junior Creditor waives notice of any default by Borrower or the other Loan Parties under the Senior Debt, and waives presentment and protest of all notes and other instruments evidencing any of the Senior Debt.

(d) Junior Creditor waives any right to subrogation, reimbursement or indemnity in connection with any of the Senior Debt until final payment in full of the Senior Debt. Upon the indefeasible payment in full of the Senior Debt and final termination of all commitments of Senior Creditor to extend credit to Borrower, Junior Creditor shall have full rights of subrogation.

(e) Senior Creditor is irrevocably authorized to demand and receive specific performance of this Agreement by Junior Creditor, even if Borrower has breached its agreements hereunder, at any time upon the breach by Junior Creditor of its agreements hereunder. Junior Creditor irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

16. No Impairment of Borrower's Obligations. Subject to all of Senior Creditor's rights as expressly provided in this Agreement, nothing contained in this Agreement shall impair, as between the Borrower and the Junior Creditor, the obligation of the Borrower which is unconditional and absolute, to pay the Subordinated Debt to the Junior Creditor as and when all or any portion thereof shall become due and payable in accordance with its terms or prevent the Junior Creditor upon any default under the Subordinated Debt, from exercising all rights, powers and remedies otherwise provided therein or by applicable law to the extent authorized under the provisions of this Agreement.

17. Releases. Senior Creditor may release any one or more parties hereto, or the successors or assigns thereof, from any or all obligations hereunder, and such release, or any release by operation of law, shall not release any other party hereto from, nor in any way affect, any of the obligations of any other party under this Agreement, or affect the subordination of any of the Subordinated Debt to the Senior Debt.

18. Notices. All notices, requests and other communications made or given in connection with this Agreement shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally against receipt or by private carrier, registered or certified mail, return receipt requested, or by telecopy with the original forwarded by first class mail, in all cases with charges prepaid, addressed as follows, or delivered to the individual or division or department to whose attention notices to a party are to be addressed, until some other address (or individual or division or department for attention) shall have been designated by notice given by a party to the other parties:

To Junior Creditor:	One North Clematis-Suite 300 West Palm Beach, FL 33401 Attention: Mr. Michael Falk Telephone: (561) 868-6071 Email: michaelf@comvest.com
With a copy to:	Greenberg Traurig, LLP The MetLife Building 200 Park Avenue New York, NY 10166 Attention: Alan I. Annex, Esq. Telephone: (212) 801-9200 Fax No.: (212) 801-6400
To Borrower:	EVCI Career Colleges Holding Corp. 1 Van Der Donck Street Yonkers, New York 10701 Attention: Dr. John J. McGrath, CEO and President and Joseph D. Alperin, General Counsel Telephone: (914) 623-0700 Fax No.: (914) 964-8222
To Senior Creditor:	Harris N.A. 115 South LaSalle Street Suite 11-W Chicago, Illinois 60603 Attention: Carole Rosa-Flisnik
With a copy to:	Harris N.A. 700 Louisiana Street Suite 4400 Houston, Texas 77002 Attention: Thomas E. McGraw / Mary Lee Latta Telephone: (713) 546-9781 / (713) 546-9758 Fax No.: (713) 223-0477 Email: thomas.mcgraw@bmo.com / mary.latta@bmo.com
With a copy to:	Drinker Biddle & Reath LLP 105 College Road East Princeton, NJ 08542 Attention: Judith E. Reich Telephone: (609) 716-6566 Fax No.: (609) 799-7000 Email: Judith.reich@dbr.com

19. Submission to Jurisdiction. Borrower and Junior Creditor hereby consent to the exclusive jurisdiction of any state or federal court located within the State of Illinois and irrevocably agree that, subject to the Senior Creditor's election, all actions or proceedings relating to this Agreement or the transactions contemplated hereunder shall be litigated in such courts, and Borrower and Junior Creditor waive any objection which they may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and waive personal service of any and all process upon them, and consent that all such service of process be made by mail or messenger directed to them at the address set forth in **Section 18.** Nothing contained in this Section shall affect the right of Senior Creditor to serve legal process in any other manner permitted by law or affect the right of Senior Creditor to bring any action or proceeding against Borrower or Junior Creditor or their property in the courts of any other jurisdiction.

20. Delay or Omission Not Waiver. Neither the failure nor any delay on the part of Senior Creditor to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No single, partial or full exercise of any rights, remedies, powers and privileges by Senior Creditor shall preclude further or other exercise thereof. No course of dealing between Senior Creditor and Borrower or Junior Creditor shall operate as or be deemed to constitute a waiver of Senior Creditor's rights hereunder or affect the duties or obligations of Borrower or Junior Creditor.

21. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, provided however that assignees of Senior Creditor shall not be bound by **Section 10(c)** hereof. If any party hereto is a partnership, all provisions of this Agreement applicable to such party shall be binding upon and include not only the partnership but each and all of the partners thereof individually. This Agreement may not be modified except in writing executed by the party against whom enforcement of such modification is sought. The rights granted to Senior Creditor hereby shall be in addition to any other rights of Senior Creditor under any other subordination agreement, if any, now or hereafter outstanding. All rights and remedies of Senior Creditor shall be cumulative.

22. Several Obligations. The obligations of each Junior Creditor hereunder shall be several and independent, not joint and several.

23. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

24. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Illinois.

25. Severability. If any provision herein shall for any reason be held invalid or unenforceable, no other provision shall be affected thereby, and this Agreement shall be construed as if the invalid or unenforceable provision had never been a part of it.

26. Entire Agreement. This instrument embodies the entire agreement of the parties hereto with respect to the subject matter hereof, and there are no courses of dealing, usages of trade, or

other representations, promises, terms or conditions referring to such subject matter, and no inducements or representations leading to the execution hereof other than as mentioned herein.

27. <u>Waiver of Right to Trial by Jury.</u> BORROWER, JUNIOR CREDITOR AND SENIOR CREDITOR WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT ATTACHED HERETO, REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE BORROWER, JUNIOR CREDITOR OR SENIOR CREDITOR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT ATTACHED HERETO, REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER, JUNIOR CREDITOR AND SENIOR CREDITOR AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER, JUNIOR CREDITOR AND SENIOR CREDITOR TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWER AND JUNIOR CREDITOR ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, intending to be legally bound hereby, effective as of the day and year first above written.

EVCI CAREER COLLEGES HOLDING CORP.

By ______________________________
Name Dr. John J. McGrath
Title CEO & President

HARRIS N.A.

By ______________________________
Name ______________________________
Title ______________________________

COMVEST INVESTMENT PARTNERS III, L.P.
By: ComVest III Partners, LLC, its General Partner
By: ComVest Advisors LLC, its Managing Member

By: ______________________
Name: Inder Tallur
Title: Authorized Signatory

____
Dr. Arol Buntzman

____
Dr. John McGrath

____
Joseph Alperin

____
Stephen Schwartz

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, intending to be legally bound hereby, effective as of the day and year first above written.

EVCI CAREER COLLEGES HOLDING CORP.

By________________________________
Name ____________________________
Title ____________________________

HARRIS N.A.

By________________________________
Name ____________________________
Title ____________________________

COMVEST INVESTMENT PARTNERS III, L.P.
By: ComVest III Partners, LLC, its General Partner
By: ComVest Advisors LLC, its Managing Member

By:________________________
Name: Inder Tallur
Title: Authorized Signatory

____
Dr. Arol Buntzman

____
Dr. John McGrath

____
Joseph Alperin

____
Stephen Schwartz

PR\508208\8

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, intending to be legally bound hereby, effective as of the day and year first above written.

EVCI CAREER COLLEGES HOLDING CORP.

By______________________________
Name ____________________________
Title ____________________________

HARRIS N.A.

By Thomas E. McGraw
Name Thomas E. McGraw
Title Vice President

COMVEST INVESTMENT PARTNERS III, L.P.
By: ComVest III Partners, LLC, its General Partner
By: ComVest Advisors LLC, its Managing Member

By:________________________
Name: Inder Tallur
Title: Authorized Signatory

____
Dr. Arol Buntzman

____
Dr. John McGrath

____
Joseph Alperin

____
Stephen Schwartz

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, intending to be legally bound hereby, effective as of the day and year first above written.

EVCI CAREER COLLEGES HOLDING CORP.

By____________________________
Name _________________________
Title __________________________

HARRIS N.A.

By____________________________
Name _________________________
Title __________________________

COMVEST INVESTMENT PARTNERS III, L.P.
By: ComVest III Partners, LLC, its General Partner
By: ComVest Advisors LLC, its Managing Member

By: [signature]
Name: ~~Inder Tallur~~ Cecilio M. Rodriguez
Title: ~~Authorized Signatory~~ CFO

____
Dr. Arol Buntzman

____
Dr. John McGrath

____
Joseph Alperin

____
Stephen Schwartz